Ex-99.1.(5)(a)(3)

[Lincoln National     Part I Application for       The Lincoln National Life Insurance Company
 Life Insurace Co.    Lincoln Life Insurance       Administrator Mailing Address:
 Logo]                Corporate Specialty Markets  350 Church St., Hartford, CT 06103-1106

  Section 1 Employer Information
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 Company  Name                                  Taxpayer Identification Number

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 Address

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  Plan Administration Contact (Send all correspondence to named contact)
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 Name                                                       Telephone Number
                                                            (      )
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 Address

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  Owner Designation (Select One)
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 |_| Company  |_| Insured  |_| Trust (Name of Trust, Trustee and Date of Trust)
 |_| Other

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 Owner Name

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 Address

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Beneficiary Designation (Select One)
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 |_| Corporation

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 |_| Individual (Name and Relationship)
       Primary  _______________________________________________________________
       Contingent______________________________________________________________

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 |_| Trust
       Name of Trust___________________________________________________________
       Trustee Name_______________________________ Date of Trust ______________

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 |_| Split Dollar (enclose a copy of split dollar agreement)

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 |_| Other

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  Policy Information
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 State of Delivery

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 Basic Plan                             Death Benefit Option  Term Rider
                                                              Percentage
 |_| Corporate Universal Life                                 ________________%
 |_| Corporate Variable Universal Life  |_| 1 |_| 2 |_| 3
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                                   Planned Premium Funding Schedule
 |_| Guideline Premium Test        |_| Years                 |_| Age
 |_| Cash Value Accumulation Test      Number of Years ____      Pay to Age ___

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 Plan Effective Date  Billing Frequency
                      |_| Annual |_| Semi-Annual |_| Quarterly |_| Monthly |_| Single Premium

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 Coverage Information: (Select one)
        Specified Amount  $ _______________  |_| See attached Census

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 Amount of life insurance presently in force or applied for:
 (Lincoln Life)    $_________________ (Other Companies Total) $_________________

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 Will life insurance or annuity in any company be replaced or changed if insurance applied for is issued?

 |_| Yes  |_| No
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


  Section 2
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 Employee Name    Social Security Number  Sex
                      -    -              |_| M  |_| F
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 Address                                Date of Birth (Mo-Day-Yr)
                                        -----/------/------
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 Occupation Title                       Hire Date (Mo-Day-Yr)
                                        ------/------/------
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 1.  Have you been actively at work daily on a full-time basis        Yes  No
     (35 hours/week) performing all duties of your regular
     occupation, at customary place of employment for the past 3 months? (Disregard vacation days, normal non-working days
     and absences that total less than 4 consecutive days.)           |_|  |_|
     If you answer NO to question 1, Complete Part II Application
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 2.  Have you used any tobacco products in the past 12 months? If yes, how much and date last used:

     |_| Cigarettes ________ |_|Cigars ________ |_| Pipe ________
     |_| Smokeless tobacco  ________                                  |_|  |_|
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  Section  3 (Must be completed by Owner)
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 Owner Taxpayer Identification Number
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 |_| Individual Taxpayer Identification Number  |_| Partnership  |_| Corporation
                                                |_| Trustee      |_| Other
     |_||_|-|_||_|-|_||_||_||_|                 |_||_|-|_||_||_||_||_||_||_|
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 Certification --- Under penalties of perjury, I certify that:

 (1) The number shown above is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me), and

 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an Individual Retirement Arrangement
     (IRA), and payments other than interest and dividends).

 CERTIFICATION INSTRUCTIONS. --- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.
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 Any person who, knowingly presents a false or fraudulent claim for payments of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

 The answers above are true and complete to the best of my knowledge and belief. I agree that coverage can take effect only if the proposed insured is alive, and all answers material to the risk are still true and complete when the policy is delivered and the entire first premium is paid for. I agree that no agent may alter the terms of the application or the policy. No agent may waive any of Lincoln Life's rights or requirements.

 If this is a request to exercise an option in an existing policy, the request will become effective in accordance with the terms of that option. If this is a request for change, any and all values may be used to pay for the change and to repay any loan indebtedness. The changed policy will be subject to any loan indebtedness not repaid. Any assignment in effect at the time of this request will apply to any new insurance issued.

 Signature of (Proposed) Insured _______________________________ Date __________

 Signature of Owner ____________________________________________ Date __________

 Signature of Agent ____________________________________________ Date __________

 Signed at (City and State) ____________________________________
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 List Individuals authorized to sign for the Corporation
 Print Name___________________________  Print Name_____________________________
 Title________________________________  Title__________________________________
 Signature____________________________  Signature______________________________

 Print Name___________________________  Print Name_____________________________
 Title________________________________  Title__________________________________
 Signature____________________________  Signature______________________________

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